Exhibit 99.1

FOR IMMEDIATE RELEASE

SAFEWAY INC. ANNOUNCES

THIRD-QUARTER 2008 EARNINGS

Reaffirms 2008 annual EPS guidance

Contact: Melissa Plaisance (925) 467-3136

Christiane Pelz (925) 467-3832

Pleasanton, CA – October 7, 2008

Results From Operations

Safeway Inc. today reported net income of $199.7 million ($0.46 per diluted share) for the third quarter of 2008 compared to net income of $194.6 million ($0.44 per diluted share) for the third quarter of 2007.

Sales and Other Revenue

Total sales increased 3.9% to $10.2 billion in the third quarter of 2008 compared to $9.8 billion in the third quarter of 2007. This increase was driven by higher fuel sales and contributions from Lifestyle stores. Identical-store sales increased 2.8% including fuel and 0.5% excluding fuel.

“During the third quarter we took action to provide our customers with better everyday values,” said Steve Burd, Chairman, President and CEO. “As we begin the fourth quarter, our sales momentum is building, with identical-store sales (excluding fuel) currently above 1.5%, and we are continuing to reduce costs. We continue to believe our diluted earnings per share for 2008 will be in the range of $2.25 to $2.35 for this 53-week year.”

Gross Profit

Gross profit declined 102 basis points to 27.49% of sales in the third quarter of 2008 compared to 28.51% of sales in the third quarter of 2007. Higher fuel sales (which have a lower gross margin) reduced gross profit margin by 55 basis points. The remaining 47 basis point decline was the result of investments in price, higher LIFO expense and higher energy costs, partly offset by improved shrink and lower advertising expense.

Operating and Administrative Expense

Operating and administrative expense improved 82 basis points to 23.69% of sales in the third quarter of 2008 from 24.51% of sales in the third quarter of 2007. Higher fuel sales in 2008 reduced operating and administrative expense margin by 49 basis points. The remaining 33 basis point improvement was the result of reduced employee costs, partly offset by higher energy and occupancy costs.

Interest Expense

Interest expense declined to $80.0 million in the third quarter of 2008 from $89.2 million in the third quarter of 2007 due to a combination of lower interest rates and lower average borrowings.

Income Tax Expense

Income tax expense was $112.3 million, or 36.0% of pre-tax income, in the third quarter of 2008. Income tax expense in the third quarter of 2007 was $112.4 million, or 36.6% of pre-tax income.

36-Week Results

Net income for the first 36 weeks of 2008 was $627.4 million ($1.43 per diluted share) compared to $587.2 million ($1.32 per diluted share) in the first 36 weeks of 2007.

The gross profit margin declined 57 basis points to 28.19% in the first 36 weeks of 2008 from 28.76% for the first 36 weeks of 2007. Excluding the 46 basis point reduction in gross profit margin due to higher fuel sales, gross profit margin declined 11 basis points. Operating and administrative expense margin improved 60 basis points to 24.10% in the first 36 weeks of 2008 from 24.70% in the first 36 weeks of 2007. Excluding the 34 basis point reduction due to higher fuel sales, operating and administrative expense margin improved by 26 basis points.

Stock Repurchases

During the third quarter of 2008, Safeway purchased 6.9 million shares of its common stock at an average price of $26.77 per share and a total cost of $184.9 million (including commissions). The remaining board authorization for stock repurchases at quarter-end was $1.2 billion.

Capital Expenditures

Safeway invested $1,007.3 million in capital expenditures in the first 36 weeks of 2008. The company opened eight new Lifestyle stores, completed 119 Lifestyle remodels and closed 13 stores. For the year, the company now expects to spend $1.65 billion to $1.70 billion in capital expenditures, open approximately 20 new Lifestyle stores and complete approximately 240 Lifestyle remodels.

Cash Flow

Net cash flow from operating activities was $1,284.8 million in the first 36 weeks of 2008 compared to $1,248.0 million in the first 36 weeks of 2007.

Net cash flow used by investing activities was $980.1 million in the first 36 weeks of 2008 compared to $1,183.2 million in the first 36 weeks of 2007.

Net cash flow used by financing activities was $209.4 million in the first 36 weeks of 2008 compared to $90.3 million in the first 36 weeks of 2007.

Free cash flow increased to $499.3 million in the first 36 weeks of 2008 compared to $206.0 million in the first 36 weeks of 2007.

Guidance

Safeway confirmed guidance for 2008 (a 53-week year) of $2.25 to $2.35 diluted earnings per share, free cash flow of $500 million to $700 million and identical-store sales growth, excluding fuel, of 1.0% to 2.0%.

About Safeway

Safeway Inc. is a Fortune 100 company and one of the largest food and drug retailers in North America based on sales. The company operates 1,738 stores in the United States and Canada. The company’s common stock is traded on the New York Stock Exchange under the symbol SWY.

Safeway Conference Call

Safeway’s investor conference call discussing third-quarter results will be broadcast live over the Internet at www.safeway.com/investor_relations at 8:00 AM PDT on October 7, 2008. Click on Webcast Events to access the live call. A replay of the conference call will be available via webcast for approximately one week following the live call.

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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, estimates of diluted earnings per share, identical-store sales, capital expenditures, free cash flow, financial and operating results, and Lifestyle stores. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: general business and economic conditions in our operating regions, including the rate of inflation, consumer spending levels, currency valuations, population, employment and job growth in our markets; pricing pressures and competitive factors, which could include pricing strategies, store openings, remodels or acquisitions by our competitors; results of our programs to control or reduce costs, improve buying practices and control shrink; results of our programs to increase sales; results of our continuing efforts to improve corporate brands; results of our programs to improve our perishables departments; results of our promotional programs; results of our capital program; results of our efforts to improve working capital; results of any ongoing litigation in which we are involved or any litigation in which we may become involved; the resolution of uncertain tax positions; the ability to achieve satisfactory operating results in all geographic areas where we operate; changes in the financial performance of our equity investments; labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions or are scheduled to expire in the near future; failure to fully realize or delay in realizing growth prospects for new business ventures including Blackhawk Network Holdings, Inc. (“Blackhawk”); legislative, regulatory, tax, accounting or judicial developments, including with respect to Blackhawk; the cost and stability of fuel, energy and other power sources; the impact of the cost of fuel on gross margin and identical-store sales; adverse developments with regard to food and drug safety and quality issues or concerns that may arise; loss of a key member of senior management; data security or other information technology issues that may arise; unanticipated events or changes in real estate matters, including acquisitions, dispositions and impairments; adverse weather conditions; performance in new business ventures or other opportunities that we pursue, including Blackhawk; the capital investment in and financial results from our Lifestyle stores; the rate of return on our pension assets; and the availability and terms of financing, including interest rates and our ability to issue commercial paper or public debt or to borrow under our lines of credit as a result of current financial market conditions. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and subsequent Current Reports on Form 8-K, for a further discussion of these risks and uncertainties.

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per-share amounts)

(Unaudited)

	12 Weeks Ended		36 Weeks Ended
	September 6, 2008	September 8, 2007	September 6, 2008	September 8, 2007
Sales and other revenue	$10,169.3	$9,784.5	$30,288.1	$28,929.6
Cost of goods sold	(7,373.7)	(6,995.1)	(21,749.0)	(20,608.5)

Gross profit	2,795.6	2,789.4	8,539.1	8,321.1
Operating and administrative expense	(2,409.3)	(2,398.4)	(7,299.3)	(7,146.7)

Operating profit	386.3	391.0	1,239.8	1,174.4
Interest expense	(80.0)	(89.2)	(246.2)	(268.5)
Other income, net	5.7	5.2	7.3	17.4

Income before income taxes	312.0	307.0	1,000.9	923.3
Income tax expense	(112.3)	(112.4)	(373.5)	(336.1)

Net income	$199.7	$194.6	$627.4	$587.2

Basic earnings per share	$0.46	$0.44	$1.44	$1.33

Diluted earnings per share	$0.46	$0.44	$1.43	$1.32

Weighted average shares outstanding:
Basic	432.3	440.2	436.2	440.2

Diluted	435.0	445.1	439.4	446.1

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except per share amounts)

(Unaudited)

	September 6, 2008	Year-end 2007
ASSETS
Current assets:
Cash and equivalents	$358.2	$277.8
Receivables	437.2	577.9
Merchandise inventories	2,686.7	2,797.8
Prepaid expense and other current assets	267.5	354.0

Total current assets	3,749.6	4,007.5

Total property, net	10,606.4	10,622.0
Goodwill	2,400.5	2,406.3
Prepaid pension costs	52.5	73.2
Investment in unconsolidated affiliate	214.7	216.0
Other assets	328.4	326.0

Total assets	$17,352.1	$17,651.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of notes and debentures	$1,177.2	$954.9
Current obligations under capital leases	45.3	42.5
Accounts payable	2,288.6	2,825.4
Accrued salaries and wages	433.7	506.7
Deferred income taxes	87.8	88.0
Other accrued liabilities	676.5	718.9

Total current liabilities	4,709.1	5,136.4

Long-term debt:
Notes and debentures	4,091.3	4,093.5
Obligations under capital leases	531.6	564.2

Total long-term debt	4,622.9	4,657.7
Deferred income taxes	271.2	254.7
Pension and postretirement benefit obligations	222.3	236.7
Accrued claims and other liabilities	662.5	663.7

Total liabilities	10,488.0	10,949.2
Stockholders’ equity:
Common stock: par value $0.01 per share 1,500 shares authorized; 590.5 and 589.3 shares issued	5.9	5.9
Additional paid-in capital	4,113.6	4,038.2
Treasury stock at cost; 161.8 and 149.2 shares	(4,777.2)	(4,418.0)
Accumulated other comprehensive income	166.7	246.2
Retained earnings	7,355.1	6,829.5

Total stockholders’ equity	6,864.1	6,701.8

Total liabilities and stockholders’ equity	$17,352.1	$17,651.0

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	36 Weeks Ended
	September 6, 2008	September 8, 2007
OPERATING ACTIVITIES
Net income	$627.4	$587.2
Reconciliation to net cash flow from operating activities:
Depreciation expense	770.8	728.0
Property impairment charges	31.5	20.9
Stock-based employee compensation	42.4	35.2
Excess tax benefit from exercise of stock option	(1.4)	(34.5)
LIFO expense	23.2	6.9
Equity in loss (earnings) of unconsolidated affiliate	1.3	(10.5)
Net pension expense	58.2	50.1
Contributions to pension plans	(25.5)	(23.5)
Loss (gain) on property retirements and lease exit costs, net	1.6	(19.4)
Increase (decrease) in accrued claims and other liabilities	16.1	(0.6)
Amortization of deferred finance costs	3.5	3.8
Deferred income taxes	6.4	—
Other	3.2	14.0
Changes in working capital items:
Receivables	3.0	(6.9)
Inventories at FIFO cost	58.3	74.3
Prepaid expenses and other current assets	(0.6)	(10.4)
Income taxes	84.7	102.7
Payables and accruals	(224.7)	(128.1)
Payables related to third-party gift cards, net of receivables	(194.6)	(141.2)

Net cash flow from operating activities	1,284.8	1,248.0

INVESTING ACTIVITIES
Cash paid for property additions	(1,007.3)	(1,236.6)
Proceeds from sale of property	62.6	90.7
Other	(35.4)	(37.3)

Net cash flow used by investing activities	(980.1)	(1,183.2)

FINANCING ACTIVITIES
Payment on short-term borrowings	(10.0)	—
Additions to long-term borrowings	692.3	1,413.7
Payments on long-term borrowings	(466.8)	(1,414.4)
Purchase of treasury stock	(359.5)	(132.5)
Dividends paid on common stock	(96.6)	(81.0)
Net proceeds from exercise of stock options	27.4	87.5
Excess tax benefit from exercise of stock option	1.4	34.5
Income tax refund related to prior years’ debt financing	2.8	6.5
Other	(0.4)	(4.6)

Net cash flow used by financing activities	(209.4)	(90.3)

Effect of changes in exchange rate on cash	(14.9)	6.7
Increase (decrease) in cash and equivalents	80.4	(18.8)
CASH AND EQUIVALENTS
Beginning of period	277.8	216.6

End of period	$358.2	$197.8

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Dollars in millions)

(Unaudited)

TABLE 1: CAPITAL EXPENDITURES AND OTHER STATISTICAL DATA

	12 Weeks Ended		36 Weeks Ended
	September 6, 2008	September 8, 2007	September 6, 2008	September 8, 2007
Cash capital expenditures	$330.5	$483.5	$1,007.3	$1,236.6
Stores opened	4	1	8	6
Stores closed	6	3	13	29
Lifestyle remodels completed	51	76	119	158
Stores at end of period	1,738	1,738
Square footage (in millions)	80.2	79.9
Fuel sales	$1,077.9	$834.6	$2,940.0	$2,372.7
Number of fuel stations at end of period	371	354

TABLE 2: RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	(A+B-C) Rolling Four Quarters September 6, 2008	A Year Ended December 29, 2007		B 36 Weeks Ended September 6, 2008	C 36 Weeks Ended September 8, 2007
Net income	$928.6		$888.4	$627.4	$587.2
Add (subtract):
Income taxes	552.6		515.2	373.5	336.1
Interest expense	366.6		388.9	246.2	268.5
Depreciation and amortization	1,114.0		1,071.2	770.8	728.0
LIFO expense	30.2		13.9	23.2	6.9
Stock-based employee compensation	55.6		48.4	42.4	35.2
Property impairment charges	37.7		27.1	31.5	20.9
Equity in loss (earnings) of unconsolidated affiliate	3.1		(8.7)	1.3	(10.5)
Dividend received from unconsolidated affiliate	—		8.9	—	8.9

Adjusted EBITDA	$3,088.4		$2,953.3	$2,116.3	$1,981.2

Total debt at September 6, 2008	$5,845.4
Less cash and equivalents in excess of $75.0 at September 6, 2008	283.2

Adjusted Debt	$5,562.2

Adjusted EBITDA as a multiple of interest expense	8.42	x
Minimum Adjusted EBITDA as a multiple of interest expense under bank credit agreement	2.00	x
Adjusted Debt to Adjusted EBITDA	1.80	x
Maximum Adjusted Debt to Adjusted EBITDA under bank credit agreement	3.50	x

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Dollars in millions)

(Unaudited)

TABLE 3: RECONCILIATION OF NET CASH FLOW FROM OPERATING ACTIVITIES TO ADJUSTED EBITDA

	(A+B-C) Rolling Four Quarters September 6, 2008	A Year Ended December 29, 2007	B 36 Weeks Ended September 6, 2008	C 36 Weeks Ended September 8, 2007
Net cash flow from operating activities	$2,227.3	$2,190.5	$1,284.8	$1,248.0
Add (subtract):
Income taxes	552.6	515.2	373.5	336.1
Interest expense	366.6	388.9	246.2	268.5
Amortization of deferred finance costs	(5.0)	(5.3)	(3.5)	(3.8)
Excess tax benefit from exercise of stock options	5.2	38.3	1.4	34.5
Deferred income taxes	(137.2)	(130.8)	(6.4)	—
Net pension expense	(80.2)	(72.1)	(58.2)	(50.1)
Contributions to pension plans	35.0	33.0	25.5	23.5
Accrued claims and other liabilities	(10.9)	5.8	(16.1)	0.6
Gain (loss) on property retirements and lease exit costs, net	21.3	42.3	(1.6)	19.4
Changes in working capital items	118.7	(45.6)	273.9	109.6
Other	(5.0)	(6.9)	(3.2)	(5.1)

Adjusted EBITDA	$3,088.4	$2,953.3	$2,116.3	$1,981.2

TABLE 4: RECONCILIATION OF GAAP CASH FLOW MEASURE TO FREE CASH FLOW*

	36 Weeks Ended
	September 6, 2008	September 8, 2007	Forecasted Range Fiscal 2008
Net cash flow from operating activities	$1,284.8	$1,248.0
Decrease in payables related to third party gift cards, net of receivables	194.6	141.2

Net cash flow from operating activities, as adjusted	1,479.4	1,389.2	$2,200.0	$2,300.0
Net cash flow used by investing activities	(980.1)	(1,183.2)	(1,700.0)	(1,600.0)

Free cash flow	$499.3	$206.0	$500.0	$700.0

	12 Weeks Ended
	September 6, 2008	September 8, 2007
Net cash flow from operating activities	$571.9	$595.9
Decrease in payables related to third party gift cards, net of receivables	12.5	33.7

Net cash flow from operating activities, as adjusted	584.4	629.6
Net cash flow used by investing activities	(323.1)	(490.4)

Free cash flow	$261.3	$139.2

*	Excludes cash flow from payables related to third-party gift cards, net of receivables. Cash from the sale of third-party gift cards is held for a short period of time and then remitted, less Safeway’s commission, to card partners. Because this cash flow is temporary, it is not available for other uses and therefore is excluded from the company’s calculation of free cash flow.

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Unaudited)

TABLE 5: SAME-STORE SALES INCREASES

	Third Quarter 2008
	Comparable- Store Sales Increases	Identical- Store Sales Increases*
As reported	2.9%	2.8%
Excluding fuel sales	0.6%	0.5%

*	Excludes replacement stores